UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 128, 23 North Main Street

Granite Falls, North Carolina 28630

(Address of Principal Executive Offices) (Zip Code)

(828) 496-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on April 26, 2011, Bank of Granite Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FNB United Corp., a North Carolina corporation (“FNB”), and Gamma Merger Corporation, a Delaware corporation and newly-created wholly-owned subsidiary of FNB (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger and a wholly-owned subsidiary of FNB.

Upon consummation of the Merger, each outstanding share of the Company’s common stock, par value $1.00 per share, other than those held by the Company, FNB, Merger Sub or any of their respective wholly-owned subsidiaries that are not owned by such parties, in a fiduciary capacity or as a result of debts previously contracted, will be converted into the right to receive 3.375 shares of FNB’s common stock, par value $2.50 per share.

One of the conditions to the closing of the Merger is the settlement of indebtedness of CommunityONE Bank, National Association, a wholly-owned subsidiary of FNB (“CommunityONE”), outstanding and held by SunTrust Bank for cash at the discounted values specified in the Merger Agreement (the “SunTrust Settlement”).

On the terms and subject to the conditions set forth in a letter agreement, dated May 31, 2011, between CommunityONE and SunTrust Bank, SunTrust Bank has preliminarily agreed to settle CommunityONE’s indebtedness for cash in amount equal to 35% of the principal thereof, plus 100% of the unpaid and accrued interest on the debt as of the closing date of the Merger.

On June 16, 2011, FNB, Merger Sub and the Company entered into Amendment No. 1 to the Merger Agreement (the “Amendment”) to increase the discounted settlement amount of the SunTrust indebtedness specified in the Merger Agreement from 25% to 35% of the principal thereof, plus 100% of the unpaid and accrued interest on the debt as of the closing date of the Merger.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

2.1	Amendment No. 1, dated June 16, 2011, to the Agreement and Plan of Merger, dated April 26, 2011, by and among FNB United Corp., Gamma Merger Corporation and Bank of Granite Corporation.

Forward-Looking Statements

This Form 8-K and the attached exhibit may contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including statements concerning the Company’s plans for the Merger, the conditions necessary for closing on the Merger, the plans and objectives of management for future operations, the future economic performance of the Company or any of the assumptions underlying or relating to any of the foregoing. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. There can be no assurance that the Company will be able to close on the Merger, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward looking statements. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the Company’s ability to complete the transaction announced today. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation

June 16, 2011	By:	/s/ Jerry A. Felts
Jerry A. Felts
Chief Operating Officer and Chief Financial Officer

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